Exhibit 99.1

David W. Berry Joins DynTek as Chief Financial Officer

Irvine, CA – June 25, 2007 - (OTCBB: DYNK), a leading provider of professional technology services, today announced that David W. Berry will join the company as chief financial officer, effective June 25, 2007.

As chief financial officer, Mr. Berry will direct DynTek’s financial and operational policies, objectives and initiatives. He has a broad background in financial management and planning, organizational development, sales and marketing, and initiating change to maximize performance and results. Most recently, Mr. Berry served as President of Irvin Aerospace Inc., a $30 million business unit of Airborne Systems Group Ltd., a leading military and commercial aerospace supplier. In this role he was responsible for all operations, and under his leadership the business unit more than doubled sales volume, converting losses into double digit operating margins.

“David’s leadership experience and diversified background will be assets we can leverage in corporate finance and throughout our regional operations,” said Casper Zublin, Jr., DynTek’s chief executive officer. “He has a track record of successfully igniting performance in turnaround businesses that will lead itself to DynTek’s strategic initiatives going forward.”

“I look forward to joining DynTek and working with Casper and the rest of the team to further grow and develop the organization,” said Berry. “The company has been through a tremendous evolution and I’m excited about its future prospects and looking forward to making a contribution to the success of the business.”

About DynTek

DynTek is a leading provider of professional technology services to mid-market companies, such as state and local governments, educational institutions and commercial entities in the largest IT markets nationwide.  The company provides a broad range of IT security, unified communication, virtualization, Microsoft Information Worker, and application infrastructure and delivery solutions. DynTek’s multidisciplinary approach allows our clients to turn to a single source for their most critical technology requirements. For more information, visit http://www.dyntek.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to maintain existing and attract future customers; our ability to finance and sustain operations, including our ability to comply with the terms of working capital facilities and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative financing; our ability to raise equity capital in the future; our ability to achieve profitability despite historical losses from operations; our ability to maintain business relationships with IT product vendors and our ability to procure products as necessary; the size and timing of additional significant orders and their fulfillment; the continuing desire of and available budgets for state and local governments to outsource to private contractors; our ability to successfully identify and integrate acquisitions; the retention of skilled professional staff and certain key executives; the performance of the Company’s government and commercial technology services; the continuation of general economic and business conditions that are conducive to outsourcing of IT services; our ability to maintain trading on the NASD OTC Bulletin Board or other markets in the future; and such other risks and uncertainties included in our Annual Report on Form 10-K filed on October 13, 2006, our Quarterly Reports on Form 10-Q filed on November 20, 2006, February 20, 2007 and May 21, 2007 and other SEC filings. The Company has no obligation to publicly revise any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.